Exhibit 3.212

ARTICLES OF INCORPORATION

OF

LONGHORN PAWN AND GUN, INC.

We, the undersigned natural persons of the age of eighteen years, or more, at least two of whom are citizens of the State of Texas, acting as Incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation.

ARTICLE ONE

The name of the corporation is LONGHORN PAWN AND GUN, INC.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purpose for which the corporation is organized is to own and operate a pawn shop and general retail store and to engage in any and all other related or unrelated businesses and to own land in connection therewith subject to the provisions of Part 4, Texas Miscellaneous Corporation Laws Act and to do any and all things necessary or proper to carry out said purposes.

ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue is Ten Thousand (10,000), each with a par value of Ten Dollars ($10.00).

ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of a stated sum which shall be at least One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

ARTICLE SIX

The post office address of its initial registered office is 105 Neches, Austin, Texas 78701 and the name of its initial registered agent at such address is Irwin Salmanson.

ARTICLE SEVEN

The Board of Directors of the corporation shall consist of at least three (3) and not more than six (6) Directors and the names and addresses of the Directors constituting the initial Board of Directors and who are to serve until the first annual meeting of the shareholders or until their successors are elected and qualified are:

Name	Address
Cody and Mimi Godwin	1003 The High Road, Austin, Texas 78746
Fred W. Beck	1802 Stanley, Austin, Texas 78745
Gene Freudenberg	Route 2, Box 164 A Pflugerville, Tx. 78660

ARTICLE EIGHT

The names and addresses of the Incorporators are:

Name	Address
Cody and Mimi Godwin	1003 The High Road, Austin, Texas 78746
Fred W. Beck	1802 Stanley, Austin, Texas 78745
Gene Freudenberg	Route 2, Box 164 A Pflugerville, Tx. 78660

IN WITNESS WHEREOF, we have hereunto set our hands this     day of April, A.D., 1975.

/s/ CODY GODWIN /s/ MIMI GODWIN
Cody and Mimi Godwin

/s/ FRED W. BECK
Fred W. Beck

/s/ GENE FREUDENBERG
Gene Freudenberg

THE STATE OF TEXAS         ]

COUNTY OF TRAVIS            ]

I, Robert E. Knight, a Notary Public, do hereby certify that on this 10th day of April, A.D. 1975, personally appeared before me Cody and Mimi Godwin, who being by me first duly sworn, declared that they are the persons who signed the foregoing document as Incorporator and that the statements contained therein are true.

/s/ ROBERT E. KNIGHT
Notary Public in and for Travis County Texas

THE STATE OF TEXAS         ]

COUNTY OF TRAVIS            ]

I, Wm Boster, a Notary Public, do hereby certify that .on this 11 day of April, A.D. 1975, personally appeared before me Fred W. Beck, who being by me first duly sworn, declared that he is the person who signed the foregoing document as Incorporator and that the statements contained therein are true.

/s/ WM BOSTER
Notary Public in and for Travis County Texas

THE STATE OF TEXAS         ]

COUNTY OF TRAVIS            ]

I, Wm Boster, a Notary Public, do hereby certify that .on this 11 day of April, A.D. 1975, personally appeared before me Gene Freudenberg, who being by me first duly sworn, declared that he is the person who signed the foregoing document as Incorporator and that the statements contained therein are true.

/s/ WM BOSTER
Notary Public in and for Travis County Texas